EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Classover Secures U.S. Trademark from USPTO, Seeks to Accelerate IP and AI Expansion Through Strategic Acquisitions

New York, NY – April 14, 2025 – Classover Holdings, Inc. (the “Company”) (Nasdaq: KIDZ, KIDZW),  a leader in live, interactive online learning through its wholly-owned subsidiary Class Over Inc. (“Classover”), announced today that it has received official trademark registration for the “Classover” mark from the United States Patent and Trademark Office (USPTO). This federal registration strengthens the Company’s brand protection across a wide range of educational and digital learning services and underscores its leadership in the development of next-generation AI tutoring platforms.

With this trademark now secured, Classover is accelerating efforts to expand its intellectual property portfolio and strengthen its AI capabilities through a targeted acquisition strategy. The Company is actively pursuing opportunities to acquire:

•	Educational technology platforms and AI-based learning tools;

•	Proprietary training datasets, including recorded lessons, annotated instruction, and structured pedagogical content to enhance the depth and quality of its AI tutor agents;

•	Established brands and emerging education ventures aligned with Classover’s K–12 and supplemental learning ecosystem.

Classover currently holds a proprietary dataset comprising over 300,000 hours of live, instructor-led teaching sessions. This dataset serves as the foundation for training the Company’s AI tutor agents—intelligent systems designed to deliver human-like instruction through adaptive pacing, interactive guidance, and real-time feedback. The Company’s AI-powered tutoring platform is currently in development and is currently planned for a public launch in 2026.

By acquiring additional datasets and IP assets, Classover aims to enhance the accuracy, adaptability, and subject coverage of its AI agents—enabling broader applications across grade levels, disciplines, and learner demographics, both in the U.S. and internationally.

As part of its broader growth roadmap, Classover’s acquisition strategy is also intended to:

•	Accelerate the launch of new AI features and instructional formats;

•	Differentiate its products through exclusive technologies, content, and tools;

•	Expand the Company’s offerings into adjacent markets, including adult education, standardized test preparation, and multilingual instruction.

With a secured brand identity and a focused expansion strategy, Classover seeks to lead the transformation of digital education through scalable, AI-powered learning experiences.

About Classover

Founded in 2020 and headquartered in New York, Classover has rapidly emerged as a leader in educational technology, specializing in live online courses for K-12 students worldwide. Offering a diverse curriculum tailored to different learning levels and interests, Classover empowers students through personalized instruction, innovative course design, and cutting-edge AI technology. From creativity-driven programs to competitive test preparation, Classover is dedicated to redefining education through accessible, high-quality learning experiences.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Classover’s current beliefs, expectations and assumptions regarding the future of Classover’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Classover’s control including, but not limited to: the ability of Classover to achieve the anticipated benefits of its recently completed business combination with Battery Future Acquisition Corp. (“BFAC”); Classover’s inability to maintain the listing of its securities on Nasdaq following the business combination; Classover’s ability to execute its business model, including obtaining market acceptance of its products and services; Classover’s financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; changes in Classover’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans; Classover’s ability to attract and retain a large number of customers; Classover’s future capital requirements and sources and uses of cash; Classover’s ability to attract and retain key personnel; Classover’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others; changes in applicable laws or regulations; and the possibility that Classover may be adversely affected by other economic, business, and/or competitive factors. These risks and uncertainties also include those risks and uncertainties indicated in the definitive proxy statement/prospectus included in the Registration Statement on Form S-4 filed by Classover Holdings, Inc. in connection with its business combination with BFAC. Classover’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by Classover in this press release is based only on information currently available to Classover and speaks only as of the date on which it is made. Classover undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts:

Class Over IR Team

ir@classover.com

800-345-9588

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